Exhibit 23.1

Consent of Independent Auditors
We consent to the use of our report dated June 25, 2015, with respect to the consolidated financial statements of TEI Biosciences Inc. and Subsidiary included as Exhibit 99.3 of Integra Lifesciences Holdings Corporation’s Form 10-Q for the period ended June 30, 2015.

/s/ Ernst and Young LLP Boston, MA July 31, 2015